Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 O: 512.338.5400 F: 512.338.5499

April 18, 2025

Bakkt Holdings, Inc.

10000 Avalon Boulevard

Suite 1000

Alpharetta, Georgia 30009

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by Bakkt Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,619,143 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of: (i) 1,607,717 shares of Class A Common Stock reserved for issuance upon vesting and settlement of performance-based restricted stock units pursuant to a stand-alone Inducement Performance Stock Unit Agreement (the “PSU Agreement”) and (ii) 11,426 shares of Class A Common Stock reserved for issuance up on vesting and settlement of service-based restricted stock units pursuant to a stand-alone Restricted Stock Unit Agreement (the “RSU Agreement”), each to be granted to Akshay Naheta as a material inducement for acceptance of employment with the Company as Co-Chief Executive Officer.

We are of the opinion that the Shares, when issued and sold in the manner pursuant to the terms of the PSU Agreement and RSU Agreement, as applicable, and in accordance with the Registration Statement, will have been duly authorized and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

AUSTIN  BEIJING  BOULDER  BOSTON  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE